                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name: Sequoia Enterprises, L.P.

Address: 450 Newport Center Drive, Suite 450
         Newport Beach, CA 92662

Designated Filer: Paul C. Heeschen

Issuer & Ticker Symbol: Diedrich Coffee, Inc. (DDRX)

Date of Event Requiring Statement: 6/30/2004

Signature: /s/ Paul C. Heeschen
           Paul C. Heeschen
           Sole General Partner of
           Sequoia Enterprises, L.P.